                                                    Registration No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ZAPATA CORPORATION
               (Exact name of issuer as specified in its charter)

                             ----------------------

           DELAWARE                                             C-74-1339132
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1717 ST. JAMES PLACE, SUITE 550
        HOUSTON, TEXAS                                              77056
(address of principal executive                                   (Zip Code)
           offices)

                             ----------------------

                         1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                             ----------------------

                                 Eric T. Furey
            Vice President, General Counsel, and Corporate Secretary
                               Zapata Corporation
                        1717 St. James Place, Suite 550
                              Houston, Texas 77056
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (713) 940-6100

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM
                                                   OFFERING              AGGREGATE             AMOUNT OF
  TITLE OF SECURITIES       AMOUNT TO BE             PRICE               OFFERING            REGISTRATION
    TO BE REGISTERED         REGISTERED          PER SHARE (1)           PRICE (1)                FEE
------------------------------------------------------------------------------------------------------------

Common Stock, $0.25
    par value             5,000,000 shares         $6.78125            $33,906,250             $10,003
============================================================================================================

(1) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on December 22, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                 Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission (the "Commission") by Zapata Corporation (the "Company" or "Zapata") (File No. 1-4219) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference.

                 (1) Annual Report on Form 10-K for the year ended September 30, 1997;

                 (2) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated December 23, 1997.

                 All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law

                 Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Restated Certificate of Incorporation

         Zapata's Restated Certificate of Incorporation provides that a director of Zapata shall not be personally liable to Zapata or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Zapata or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of Zapata shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Zapata existing at the time of such repeal or modification.

         By-laws

         Zapata's By-laws provide that each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Zapata), by reason of the fact that he is or was a director or officer of Zapata or is or was serving or has agreed to serve at the request of Zapata as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall, subject to certain limitations, be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, subject to certain conditions. Zapata's By-laws also provide, subject to certain limitations, that Zapata shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Zapata to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Zapata, or is or was serving at the request of Zapata as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Zapata. Zapata's By-laws further specify procedures for advancement of expenses by Zapata in certain circumstances. Zapata's By-laws also empower Zapata to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

         Indemnification Agreements

         Zapata has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements provide for indemnification substantially consistent with the indemnification provisions of Zapata's By-laws. The Indemnification Agreements also provide for specific procedures regarding the right to indemnification and for the advancement of expenses, including procedures for the submission of claims for indemnification, procedures for determining entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and provisions for the enforcement of the indemnification rights established thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.





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
ITEM 8.  EXHIBITS.

                 The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                                  Report or          SEC File or
Exhibit                                                           Registration       Registration     Exhibit
Number                            Document Description            Statement          Number           Reference
-------                           --------------------            ------------       -----------      ---------
    4.1*    -      Restated Certificate of Incorporation of the   Current Report         1-4219          3(a)
                   Company filed with the Secretary of State      on Form 8-K
                   of Delaware May 3, 1994                        dated April 27,
                                                                  1994

    4.2*           Certificate of Designation, Preferences and    Quarterly Report       1-4219          3(b)
                   Rights of $1 Preference Stock                  on Form 10-Q for
                                                                  Quarter ended
                                                                  March 31, 1993

    4.3*           Certificate of Designation, Preferences and    Quarterly Report      1-4219           3(c)
                   Rights of $100 Preference Stock                on Form 10-Q for
                                                                  Quarter ended
                                                                  March 31, 1993

    4.4*    -      1996 Long-Term Incentive Plan of Zapata        Definitive Proxy      1-4219         Appendix
                                                                  Statement (Sch.                          A
                                                                  14A) dated
                                                                  November 13, 1996

    5       -      Opinion of Eric T. Furey, Esquire

   23.1     -      Consent of Coopers & Lybrand L.L.P.

   23.2     -      Consent of Eric T. Furey
                   (included in Exhibit 5)

    24      -      Powers of Attorney

--------------

*       Incorporated herein by reference as indicated.

ITEM 9.     UNDERTAKINGS.

            (a)    The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that the undertakings set forth in paragraphs
        (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 23, 1997.

                                              ZAPATA CORPORATION

                                      By:    /s/ Avram A. Glazer
                                         ---------------------------------
                                         (Avram A. Glazer, President and
                                              Chief Executive Officer)

            Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                            Title                                   Date
         ----------                            -----                                   ----
       /s/ Avram A. Glazer           President and Chief Executive                 December 23, 1997
-----------------------------        Officer and Director
       (Avram A. Glazer)             (Principal Executive Officer
                                     and Director)

       /s/ Robert A. Gardiner        Senior Vice President and                     December 23, 1997
-----------------------------        Chief Financial Officer
       (Robert A. Gardiner)          (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

WARREN H. GFELLER,  BRYAN G. GLAZER,
EDWARD S. GLAZER, MALCOLM I. GLAZER,
R. C. LASSITER, ROBERT V. LEFFLER,
JR., DAVID N. LITMAN                        Directors                              December 23, 1997


*By:       /s/ Eric T. Furey
    ---------------------------------
    (Eric T. Furey, Attorney-In-Fact)

                               INDEX TO EXHIBITS

                                                                  Report or          SEC File or
Exhibit                                                           Registration       Registration     Exhibit
Number                            Document Description            Statement          Number           Reference
-------                           --------------------            ------------       -----------      ---------
    4.1*    -      Restated Certificate of Incorporation of the   Current Report         1-4219          3(a)
                   Company filed with the Secretary of State      on Form 8-K
                   of Delaware May 3, 1994                        dated April 27,
                                                                  1994

    4.2*           Certificate of Designation, Preferences and    Quarterly Report       1-4219          3(b)
                   Rights of $1 Preference Stock                  on Form 10-Q for
                                                                  Quarter ended
                                                                  March 31, 1993

    4.3*           Certificate of Designation, Preferences and    Quarterly Report      1-4219           3(c)
                   Rights of $100 Preference Stock                on Form 10-Q for
                                                                  Quarter ended
                                                                  March 31, 1993

    4.4*    -      1996 Long-Term Incentive Plan of Zapata        Definitive Proxy      1-4219          Appendix
                                                                  Statement (Sch.                           A
                                                                  14A) dated
                                                                  November 13, 1996

    5       -      Opinion of Eric T. Furey, Esquire

   23.1     -      Consent of Coopers & Lybrand L.L.P.

   23.2     -      Consent of Eric T. Furey
                   (included in Exhibit 5)

    24      -      Powers of Attorney

-----------------

*       Incorporated herein by reference as indicated.





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